Exhibit 99.1

Changing the way the world experiences light.

LIGHTING SCIENCE GROUP ANNOUNCES EXTENSION OF RIGHTS OFFERING

SATELLITE BEACH, FL, February 17, 2010 /PR Newswire/ — Lighting Science Group Corporation (the “Company”) (LSCG.PK) today announced the extension of its pending rights offering to 5:00 pm, New York City time, on February 26, 2010, unless further extended by the Company. The rights offering was originally scheduled to expire on February 19, 2010.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities offered pursuant to the rights offering, and there shall not be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Lighting Science

Lighting Science Group Corporation designs, develops, manufactures and markets light emitting diode (LED) lighting products. LSG is headquartered in Satellite Beach, Florida; LSG’s Custom Solutions business unit is based in Rancho Cordova, California; LSG’s European operations are based in Goes, The Netherlands; and, LSG has sales offices in Tokyo, Japan, Buckinghamshire, England and Sydney, Australia.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements regarding the anticipated length of time that the rights offering will remain open. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors detailed under “Risk Factors” in our Form 10-K’s, Form 10-Q’s and other Securities and Exchange Commission filings.

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For more information:	Tel. 321-779-5542
E-Mail rosd@lsgc.com